EXHIBIT 7.1


                        AGREEMENT OF JOINT FILING


        Liquidity Assistance L.L.C. and Insignia Financial Group, Inc. agree that the Statement on Schedule 13D to which this agreement is attached as an exhibit, and all future amendments to the Statement, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Dated: December 4, 1995


                                LIQUIDITY ASSISTANCE L.L.C.

                                By: /s/ J. Scott Kester
                                    -------------------
                                        J. Scott Kester
                                        President


                                INSIGNIA FINANCIAL GROUP, INC.

                                By: /s/ Frank M. Garrison
                                    ---------------------
                                        Frank M. Garrison
                                        Executive Managing Director